FORM 10f-3
Registered Domestic Securities

Fund: _PaineWebber Small Cap Fund

1.      Issuer:.  Dhisytech

2.      Date of Purchase:   3/26/98
3.  Date offering commenced:   3/26/98
4.      Underwriters from whom purchased:
Warburg Dillon Reade

5. "Affiliated Underwriter" managing or participating in syndicate: PaineWebber

6.      Aggregate principal amount of purchase:  $612,500
7.      Aggregate principal amount of offering:
$80,500,000

8.      Purchase price (net of fees and expenses):
$ 24 1/2

9.      Initial public offering price:  $ 24 1/2

10.     Commission, spread or profit:   %       $0.50

11.     Have the following conditions been satisfied?
YES
NO
a. The securities are part of an issue registered under the Securities
Act of 1933 that is being offered to the public.
__X___ _____

b.  The securities were purchased prior to the end
of the first day
on which any sales are made (of, if a rights
offering, the securities
were purchased on or before the fourth day
preceding the day on
which the offering terminated). ___X____`       ______

c.  The securities were purchased at a price not
more than the
price paid by each purchaser in the offering.
____x___        ______

d.  The underwriting was a firm commitment
underwriting.        ___X___ ______

e.  The commission, spread or profit was reasonable
and fair in
relation to that being received by others for
underwriting similar
securities during the same period.      ___X____
_______

f.  The issuer of the securities and any predecessor
have been
in continuous operation for not less than three years.
____x___        ________

g.  The amount of such securities purchased by all of the
investment companies advised by Mitchell Hutchins (or the
Fund's Sub-Adviser, if applicable) did not exceed
25% of the
principal amount of the offering.
____X___        ________

h.  No Affiliated Underwriter was a direct or indirect
participant in
or beneficiary of the sale.     ____X____       ________

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.
In particular, "Affiliated
Underwriter" is defined as Paine Webber Group Inc.
and any of its affiliates, including PaineWebber
Incorporated.  In
the cash of a fund advised by a Sub-Adviser, "Affiliated Underwriter" shall also include any brokerage affiliate of the
Sub-Adviser.


Approved:  Donald Jones
Date:   4/8/98



FORM 10f-3
Registered Domestic Securities


Fund: _PaineWebber Small Cap Fund

1.      Issuer:.   Elder Beerman

2.      Date of Purchase:   7/31/98
3.  Date offering commenced:  7/31/98

4.      Underwriters from whom purchased:
McDonald & Co.

5.      "Affiliated Underwriter" managing
or participating in syndicate:  Paine Webber

6.      Aggregate principal amount of purchase:
$ 286,000

7.      Aggregate principal amount of offering:
$ 61,600,00

8.      Purchase price (net of fees and expenses):  $ 22
9.      Initial public offering price:  $ 22

10.     Commission, spread or profit:   %       $0.85

11.     Have the following conditions been satisfied?
YES
NO
a. The securities are part of an issue registered under the Securities
Act of 1933 that is being offered to the public.
__X___ _____

b.  The securities were purchased prior to the end
of the first day
on which any sales are made (of, if a rights
offering, the securities
were purchased on or before the fourth day preceding
the day on
which the offering terminated). ___X____`       ______

c.  The securities were purchased at a price not
more than the
price paid by each purchaser in the offering.
____x___        ______

d.  The underwriting was a firm commitment underwriting.
___X___ ______

e.  The commission, spread or profit was reasonable
and fair in
relation to that being received by others for
underwriting similar
securities during the same period.
___X____        _______

f.  The issuer of the securities and any predecessor
have been
in continuous operation for not less than three years.
____x___        ________

g.  The amount of such securities purchased by all of the
investment companies advised by Mitchell Hutchins (or the
Fund's Sub-Adviser, if applicable) did not exceed 25%
of the
principal amount of the offering.
____X___        ________

h.  No Affiliated Underwriter was a direct or indirect
participant in
or beneficiary of the sale.     ____X____       ________

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.
In particular, "Affiliated
Underwriter" is defined as Paine Webber Group Inc. and any of its affiliates, including PaineWebber Incorporated. In the cash of a fund advised by a Sub-Adviser, "Affiliated
Underwriter" shall also include any brokerage affiliate of the
Sub-Adviser.


Approved:   Donald Jones
Date:   8/17/98